Exhibit 99.1

ROBERTS REALTY INVESTORS, INC.

CONTACT:		FOR IMMEDIATE RELEASE
Charles S. Roberts		June 24, 2010
President

Telephone: Fax:	(770) 394-6000 (770) 551-5914

ROBERTS REALTY INVESTORS, INC.
ANNOUNCES DATE OF ANNUAL MEETING OF SHAREHOLDERS

ATLANTA, GA – Roberts Realty Investors, Inc. (NYSE Amex: RPI) announces that its annual meeting of shareholders will be held at 10:00 a.m. EDT on Thursday, August 26, 2010, at the Crowne Plaza Ravinia hotel located at 4355 Ashford Dunwoody Road, Atlanta, Georgia.

Roberts Realty Investors, Inc. is a self-administered, self-managed equity real estate investment trust based in Atlanta.